UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2004

MedQuist Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ		08054
(address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (856) 206-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

MedQuist Inc. today announced that on October 29, 2004, its board of directors concluded that the company’s previously issued financial statements included in its Form 10-K for the fiscal year ended December 31, 2002, its Forms 10-Q filed during 2002 and 2003, and all earnings releases and similar communications relating to such periods, should no longer be relied upon.  The board based its conclusion on a number of factors, including the matters previously disclosed in its press release dated July 30, 2004, its continuing analysis of these matters to date, the likelihood that quantifying the effect these matters are expected to have on the company’s financial condition and results of operations may not occur in the immediately foreseeable future, the possibility that achieving resolution with potentially affected customers may not occur in the immediately foreseeable future, and the filing of the previously disclosed putative class action brought on behalf of customers.  Based on the same considerations, the board also concluded that it cannot predict when its independent accountants will be able to complete their audit of the company’s 2003 financial statements and review of subsequent quarterly results, and therefore, cannot predict when the company will be able to resume filing periodic reports with the Securities and Exchange Commission.  In particular, the company will not be able to file its Form 10-Q for the quarter ended September 30, 2004 in a timely manner.

The audit committee and company’s senior management discussed the matters disclosed in this filing with KPMG, the company’s independent accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.

Date:	November 2, 2004	By:	/s/ Howard S. Hoffmann
			Name:	Howard S. Hoffmann
			Title:	Chief Executive Officer